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EXHIBIT A (10)(a)(v)
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NORTHSTAR LIFE                                          EVIDENCE OF INSURABILITY
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Northstar Life Insurance Company - University Corporate Centre at Amherst -
Suite 424  100 Corporate Parkway - Amherst, New York 14226
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PLAN SPONSOR/POLICYHOLDER                                                                          POLICY NUMBER

  ABC COMPANY                                                                                        123456
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NAME                                DATE OF BIRTH              SOCIAL SECURITY NUMBER             GENDER

  JOHN C. DOE                         1-01-60                       111-22-3333                   [X] M [ ] F
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STREET ADDRESS                  CITY                                   STATE          ZIP CODE        DAYTIME TELEPHONE NUMBER
  1616 E. 16TH STREET         ANY TOWN                                  USA            00000             (000)555-1111
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HOME TELEPHONE NUMBER   OCCUPATION       DATE OF EMPLOYMENT   SALARY   HEIGHT         WEIGHT          INSURANCE AMOUNT APPLIED FOR
  (000)555-2222          ATTORNEY             1-01-95        $50,000     5'10"          170              $150,000
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Yes     No
[ ]    [X]   1. During the past three years, have you for any reason consulted a physician or other health care provider, or been hospitalized?

[ ]    [X]   2. Have you ever been treated for or advised that you had any of the following: heart, lung, nervous, kidney, or liver disorder; high blood pressure; drug abuse including alcohol; cancer or tumor; diabetes?

[ ]    [X]   3. Have you ever been diagnosed as having AIDS, ARC, or any disorder of your immune system; or had a test showing evidence of antibodies to the AIDS virus (positive HIV test)?

If the answer is "Yes", give particulars on the reverse side. Please include dates, name and address of physicians or hospitals, the reason for the visit or consultation and, in your own words, the diagnosis that was made.

The information contained in this application is true and complete. To determine my insurability or for claim purposes, I authorize any person(s), medical practitioner, institution, insurance company or the Medical Information Bureau to give any medical or non-medical information about me including alcohol or drug abuse, to Northstar Life Insurance Company ("Company"), Amherst, New York 14226 and its reinsurers. I authorize all said sources, except the Medical Information Bureau, to give such information to any agency employed by Northstar Life Insurance Company to collect and transmit such information. I understand in determining eligibility for insurance or benefits, this information may be made available to underwriting, claims, medical and support staff to Northstar Life Insurance Company.

This information shall be valid for 26 months from the date this application is signed. A photocopy shall be as valid as the original. I have read this authorization and the Consumer Privacy Notice on the back, and understand I may receive copies. The guaranteed amount of insurance will be effective only if this application is dated prior to the end of the enrollment period. The Company shall incur no liability until this application is approved by the Company and the first premium paid while my health and other conditions affecting my insurability are as described on this application.


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SIGNATURE                                                              DATE
X  /S/ JOHN C. DOE                                                     1-01-95
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ADDITIONAL HEALTH INFORMATION:

               QUESTION          NAME AND ADDRESS OF
NAME            NUMBER         DOCTOR, CLINIC, HOSPITAL      REASON FOR CONSULTATION                DIAGNOSIS AND TREATMENT
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                                IMPORTANT NOTICE


The information you provide will be treated as confidential except that Northstar Life Insurance Company or its reinsurers may make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance coverage or to which a claim is submitted, the Medical Information Bureau will supply such company with the information it may have in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's File, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, MA 02112; Telephone (617) 426-3660.

Northstar Life Insurance Company may also release the information in its file to other life insurance companies to whom you may apply for life or health insurance or to whom a claim for benefits may be submitted. Personal information may be obtained in connection with this application from you or others in certain circumstances without your authorization. You have a right to know about and correct any personal information about you in our files. If you would like a more detailed explanation of our information practices, please contact: Group Underwriting Department, Northstar Life Insurance Company, Suite 424, 100 Corporate Parkway, Amherst, New York 14226.


                                           NORTHSTAR LIFE

                                           Northstar Life Insurance Company

                                           100 Corporate Parkway
                                           Amherst, New York 14226


                            FOR HOME OFFICE USE ONLY
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EMPLOYEE                                      SPOUSE                                      CHILD

[X]     Approved                              [X]    Approved                             [X]   Approved

[ ]     Declined                              [ ]    Declined                             [ ]   Declined

[ ]     Declined as Incomplete                [ ]    Declined as Incomplete               [ ]   Declined as Incomplete

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By: JJJ              Date: 1-01-95            By: JJJ              Date: 1-01-95          By: JJJ              Date: 1-01-95
    ---                    -------                ---                    -------              ---                    -------

Currently in force   Currently Applied for    Currently in force   Currently Applied for  Currently in force   Currently Applied for

GI:  $ 0             GI:   $ 100,000          GI:  $ 0             GI:  $100,000          GI:  $ 0             GI:  $ 0
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U/W: $ 0             U/W:  $ 150,000          U/W: $ 0             U/W: $150,000          U/W: $ 0             U/W: $4,000
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